Exhibit 10.74

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of June 25, 2004, is made between MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. (the “First Lender”), having an address at 222 North LaSalle Street, Chicago, IL 60601, and EXACTECH, INC. (the “Junior Lender”) having an address at 2320 N.W. 66th Court, Gainesville, Florida 32653.

R E C I TA L S:

A. Pursuant to a certain WCMA Loan and Security Agreement, dated the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between ALTIVA CORPORATION (the “Borrower”) and the First Lender, the First Lender made available to the Borrower a secured revolving credit facility in an aggregate principal amount of up to $3,000,000 (collectively, and as the same may be increased from time to time, the “First Loans”).

B. To secure repayment in full of the First Loans, the Borrower has granted to the First Lender, a first priority lien on and security interest in substantially all of the personal property of the Borrower (the “Collateral”), subject to the priority of certain other liens described herein, pursuant to the Credit Agreement and other instruments and assurances executed and delivered in connection therewith (collectively, the “First Collateral Documents”).

C. The Borrower’s indebtedness, liabilities and other obligations from time to time owing to the First Lender pursuant to or in connection with the First Loans, the Credit Agreement and the First Collateral Documents are collectively referred to as the “First Obligations.”

D. Pursuant to a certain Securities Purchase Agreement, dated as of October 29, 2003 (the “Securities Purchase Agreement”), by and between the Borrower and the Junior Lender, the Junior Lender committed to extend to the Borrower, subject to certain conditions, (i) loans in the principal amount of up to $5,000,000 the proceeds of which may only be used by the Borrower to make certain acquisitions from time to time (the “Acquisition Loan”) and (ii) either a working capital line of credit in an amount not to exceed $6,000,000 or an unconditional guaranty of a working capital line of credit from a lender reasonably acceptable to the Junior Lender in such amount (the “Working Capital Loan”). The obligations of the Borrower relating to the Acquisition Loan and the guaranty of the Working Capital Loan are hereinafter collectively referred to as the “Second Loans”.

E. The Borrower’s obligations with respect to the Acquisition Loan are set forth in (i) the Securities Purchase Agreement (ii) a certain Note, dated October 29, 2003, made by Borrower payable to the Junior Lender (the “Note”) evidencing the Acquisition Loan and (iii) certain security agreements to be executed by the Junior Lender and the Borrower from time to time as contemplated by the Securities Purchase Agreement and substantially in the form attached thereto as Exhibit C, and the Borrower’s obligations to Junior Lender with respect to the Working Capital Loan are set forth in (i) the Securities Purchase Agreement, (ii) that certain Unconditional Guaranty, dated the date hereof, made by the Junior Lender in favor of First Lender (the “Guaranty”) and (iii) that certain Security Agreement, dated as of even date herewith and securing the Borrower’s obligation to repay the Junior Lender under the Guaranty (the Securities Purchase Agreement, the Note and the Guaranty shall be referred to collectively as the “Second Loan Agreement”). The Borrower’s indebtedness, liabilities and other obligations from time to time owing to the Junior Lender pursuant to or in connection with the Second Loans, the Second Loan Agreement and the Second Collateral Documents (as defined below) are collectively referred to as the “Second Obligations” and, together with the First Obligations, are collectively referred to as the “Obligations”.

F. To secure repayment of the Second Obligations, the Borrower has agreed to grant the Junior Lender (i) a first priority lien on, and security interest in, assets acquired with proceeds of the Acquisition Loan pursuant to security agreements to be entered into at the time of such acquisition by the Borrower, and various other written instruments and assurances (the “Second Acquisition Security Documents”) and (ii) a second priority lien on, and security interest in, the Collateral, pursuant to that certain Security Agreement, dated of even date herewith, by and between the Junior Lender and the Borrower entered into in connection with and to secure the obligations underlying the Guaranty (such lien and security interests, together with any and all other documents related thereto and the Second Acquisition Security Documents are collectively referred to as the “Second Collateral Documents” and the Second Collateral Documents and the First Collateral Documents are collectively referred to as the “Collateral Documents”).

G. Inasmuch as it is acknowledged that upon the consummation of the acquisitions contemplated pursuant to the Acquisition Loan, the assets and properties acquired with the proceeds thereof shall be subject to the lien of the First Lender pursuant to the First Collateral Documents, the First Lender and the Junior Lender desire to execute and deliver this Agreement to set forth certain agreements relating to Junior Lender’s first priority lien on the Acquisition Assets (as defined below) as well as other agreements concerning the parties’ relative rights, priorities and obligations with respect to the Collateral, the First Obligations and the Second Obligations.

A G R E E M E N T:

The parties agree as follows:

Section 1. Lien Priorities.

1.1 Lien Priority Generally. Subject to Section 1.2, notwithstanding the date, manner or order of filing and/or recording of the Collateral Documents or the perfection of the liens and security interests granted to the First Lender and the Junior Lender, and notwithstanding any provisions of the Uniform Commercial Code as in effect in any applicable jurisdiction (the “UCC”), the Credit Agreement or the First Collateral Documents or the Second Loan Agreement or the Second Collateral Documents, or any applicable law or decision, or whether the First Lender or the Junior Lender holds possession of all or any part of the Collateral, the lien on and security interest in the Collateral granted to the First Lender shall be deemed, without further action by any party hereto, to constitute a first and paramount priority lien thereon and security interest therein and the lien on and security interest in the Collateral granted to the Junior Lender shall constitute, without further action by any party hereto, a second priority lien thereon and security interest therein, subject and subordinate in all respects to the lien and security interest granted to the First Lender.

1.2 Priorities as to Certain Assets of Acquired Businesses. Provided that no Disqualifying Event exists, notwithstanding the priorities established pursuant to Section 1.1, the date, manner or order of filing and/or recording the Collateral Documents or the perfection of liens and security interests granted to the First Lender and the Junior Lender, and notwithstanding any provisions of the UCC, the Credit Agreement or the First Collateral Documents or the Second Loan Agreement or the Second Collateral Documents or any applicable law or decision, or whether the First Lender or Junior Lender holds possession of all or part of the Collateral, the First Lender hereby acknowledges that the lien and priority of the Junior Lender, and the rights related thereto, in the Acquisition Assets shall be deemed, without further action by any party hereto, to constitute a first and paramount priority lien thereon and security interest therein subject to the restrictions set forth in this Agreement. For purposes hereof, the term “Acquisition Assets” shall mean the assets (whether such assets consist of the capital stock of another company, the assets of that company or other assets) in which the Borrower has granted to Junior Lender a security interest to secure the Borrower’s obligations under the Note and the Acquisition Loan which obligations were used to finance Borrower’s interest in and to such Acquisition Assets. The First Lender agrees upon the reasonable request of the Junior Lender from time to time to execute such other documents or instruments as may be reasonably requested by the Junior Lender to further evidence the senior priority of the security interest held by Junior Lender in the Acquisition Assets, all at the sole cost and expense of the Borrower and the Junior Lender.

1.3 Enforcement Actions. (a) The First Lender may commence any Enforcement (as defined below) with respect to the Collateral in accordance with the First Collateral Documents at any time and from time to time. So long as no Disqualifying Event exists, the Junior Lender may commence Enforcement (as defined below) with respect to the Acquisition Assets, the Note, the Acquisition Loan and or any other security instrument relating thereto in accordance with the terms thereof at any time and from time to time. Otherwise, the Junior Lender shall not be permitted to commence an Enforcement at any time unless the First Lender has commenced and is pursuing Enforcement; provided that the Junior Lender shall discontinue such Enforcement if the First Lender withdraws or discontinues its Enforcement. The term “Enforcement” shall mean, collectively or individually, for either the First Lender or the Junior Lender to repossess any Collateral or commence any foreclosure proceedings or other form of judicial remedy or proceeding related to the Collateral or the exercise of any other right or remedy of such party under the First Collateral Documents or the Second Collateral Documents, as applicable.

(b) If the Borrower commences any voluntary proceeding before any court or other governmental authority relating to bankruptcy, insolvency, reorganization, liquidation, receivership, dissolution, relief of debtors or any similar action, or any such proceeding is instituted against the Borrower by any third party other than the Junior Lender, the First Lender or any affiliate of the Junior Lender or the First Lender, the Junior Lender and/or First Lender may, upon prior written notice to the other, commence and pursue Enforcement during the pendency of any such proceeding whether or not the other has commenced Enforcement.

(c) The First Lender may commence and pursue Enforcement without notice to the Junior Lender at any time after the satisfaction in full of the Second Obligations; and the Junior Lender may commence and pursue Enforcement without notice to the First Lender at any time after the satisfaction in full of the Second Obligations.

(d) The First Lender and the Junior Lender shall each promptly notify the other in writing of the commencement of any Enforcement as permitted pursuant to this Section 1.3, but the failure to provide any such notice will not prevent or prejudice such lender’s right to pursue Enforcement in accordance with this Section 1.3.

1.4. Distribution of Enforcement Proceeds. (a) So long as any of the First Obligations or any other amounts in respect of or relating to the Credit Agreement or the First Collateral Documents remain outstanding, all proceeds of the Collateral received in connection with any Enforcement by the First Lender or the Junior Lender shall be paid to the First Lender and the Junior Lender in accordance with the following procedures:

(i) First, to the payment of all costs and expenses incurred by the First Lender (and any receiver or other agent appointed by the First Lender) in connection with such Enforcement or other method of realization and all amounts owing by the Borrower or its affiliates to the First Lender in respect of the First Obligations until all such amounts have been paid in full; provided, however, that if any such realization is in respect of Acquisition Assets and no Disqualifying Event exists, then notwithstanding the foregoing or any provision to the contrary set forth herein, such proceeds shall be applied, first to the payment of all costs and expenses incurred by the Junior Lender or the First Lender, as the case may be (and any receiver or other agent appointed by the Junior Lender or the First Lender, as the case may be) in connection with such Enforcement or other method of realization in respect of Acquisition Assets, second to the reduction of amounts owing in respect of principal on any of the Acquisition Loans in inverse order of maturity, third to accrued interest thereon, fourth, to any remaining amounts owing by the Borrower to the Junior Lender under the Note or the Acquisition Loan and fifth to the remaining items addressed in this paragraph;

(ii) Second, after satisfaction of all amounts described in clause (i) above, to the payment of all remaining costs and expenses incurred by the Junior Lender (and any receiver or other agent appointed by the Junior Lender) in connection with such Enforcement or other method of realization and any remaining amounts owing by the Borrower to the Junior Lender under the Second Obligations until all such amounts have been paid in full; and

(iii) Third, any surplus of such proceeds remaining after payment in full of the amounts set forth in the foregoing clauses (i) and (ii) shall be paid to the Borrower or to whomsoever may be lawfully entitled thereto or as otherwise required by applicable law.

(b) If none of the First Obligations remain outstanding at the time that such proceeds are received, then such proceeds shall be paid solely to the Junior Lender and applied by the Junior Lender in accordance with the terms of the Second Loan Agreement and the Second Collateral Documents.

1.5. Sale of Collateral. Subject to the provisions of Section 1.2, 1.3 and 1.4, the First Lender shall have the right in connection with any Enforcement to sell or otherwise dispose of all or any portion of the Collateral in accordance with the Credit Agreement and the First Collateral Documents. The Junior Lender shall execute all documents, including, without limitation, UCC termination statements, and take all actions reasonably necessary to permit any such disposition of Collateral to occur free and clear of the lien and security interest of the Second Collateral Documents, subject to the provisions of Section 1.2, 1.3 and 1.4. So long as any of the First Obligations remain outstanding, the Junior Lender shall not have the right to sell or otherwise dispose of any portion of the Collateral without the consent of the First Lender. Notwithstanding any provision herein set forth to the contrary, so long as no Disqualifying Event exists the Junior Lender shall have the right upon notice to the First Lender, to sell, dispose or otherwise exercise remedies under applicable law or in the Second Collateral Documents with respect to any of the Acquisition Assets.

1.6 Disqualifying Event. A “Disqualifying Event” shall exist if the Junior Lender shall (i) be in default of any payment or performance obligation under the Guaranty, or (ii) claim that the Guaranty is not valid and binding on such Junior Lender, (iii) repudiate its obligations under the Guaranty or (iv) initiate legal proceedings (in the form of an insolvency proceeding, receivership, liquidation, dissolution, debt reorganization or like proceeding) seeking, inter alia, an adjudication that the Guaranty is not valid and binding on such the Junior Lender.

1.7. No Alteration of Priority. The lien priorities provided in Sections 1.1 and 1.2 hereof shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of any of the Credit Agreement or the First Collateral Documents or the Second Loan Agreement or the Second Collateral Documents, nor by any action or inaction which either First Lender or Junior Lender or Borrower may take or fail to take in respect of the Collateral.

1.8. Perfection. Each of First Lender and Junior Lender shall be solely responsible for perfecting and maintaining the perfection of its lien in and to each item constituting the Collateral in which such creditor has been granted a lien. The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the creditors and shall not impose on either First Lender or Junior Lender any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other Person.

Section 2. Notices of Default. The First Lender and the Junior Lender shall use their reasonable efforts to give to the other copies of any notice of the occurrence or existence of a default as defined under the Credit Agreement or the Second Loan Agreement, as applicable, simultaneously with the sending of such notice to the Borrower, but the failure to do so shall not affect the validity of such notice or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. The sending of such notice shall not give the recipient the obligation to cure such default.

Section 3. Expiration. This Agreement shall expire and be of no further force or effect without any further action or notice by the parties hereto on the date that is the earlier of (i) the date upon which the First Obligations and all other amounts owing in connection with the Credit Agreement and the First Collateral Documents have been paid in full or (ii) the date upon which the Second Obligations and all other amounts owing in connection with the Second Loan Agreement and the Second Collateral Documents have been paid in full.

Section 4. Successors and Assigns. The First Lender and the Junior Lender will cause their respective successors and permitted assigns with respect to the Collateral Documents to assume all of the obligations of the First Lender or the Junior Lender hereunder, as the case may be. Upon any such assumption by any party of the obligations hereunder of the First Lender or the Junior Lender, as the case may be, such party shall succeed to all the rights and benefits of’ the First Lender or the Junior Lender, as the case may be, under this Agreement. This Agreement shall not be amended, supplemented or modified without the written consent of the First Lender and the Junior Lender, or, with respect to any replacement party that has assumed any obligations hereunder, the written consent of such replacement party, as applicable.

Section 5. Further Assurances. Each of the parties hereto agrees to deliver to the other upon reasonable request therefor, instruments and documents confirming the lien priorities and other rights contemplated herein and to take such other actions as may be reasonably necessary to consummate and give effect to the transactions contemplated hereby.

Section 6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction, the substantive laws of which are held to be applicable hereto, shall not invalidate the remaining provisions hereof, and any such prohibition and unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute a single agreement.

Section 8. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and performed wholly in the State of Illinois without regard to principles of conflicts of laws.

Section 9. Notices. All notices, requests and other communications which any party may give pursuant to this Agreement shall be in writing and shall be hand-delivered, with an acknowledgment of receipt, or sent by confirmed telecopy, by national overnight courier or by certified or registered mail, in a sealed envelope deposited with the United States Postal Service with postage thereon fully prepaid, addressed as specified herein. Any such notice, request or other communication shall be effective upon the earlier of (i) receipt or (ii) two (2) business days after sending.

All notices shall be addressed as follows:

If to the First Lender:

Merrill Lynch Business Financial Services Inc.

222 North LaSalle Street

Chicago, IL 60601

Attention: _____________________

If to the Junior Lender

Exactech, Inc.

2320 N.W. 66th Court

Gainseville, Florida 32653

Attention: Joel Phillips

If to the Borrower, to:

Altiva Corporation

9800 Southern Pines Blvd, Suite I

Charlotte, NC 28273

Attention: _____________________

provided, however, that if any party shall have designated in writing (in the manner provided above) a different address by notice to the other parties, then to the last address so designated.

Section 11. Captions; Number. The captions and section headings of this Agreement are for convenience only and are not to be used to define the provisions hereof. All terms contained herein shall be construed whenever the context of this Agreement requires, so that the singular includes the plural.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

First Lender:
MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By:	/s/ Pauline Roh
Name:	Pauline Roh
Title:	Vice President

Junior Lender:
EXACTECH, INC.

By:	/s/ Joel C. Phillips
Name:	Joel C. Phillips
Title:	CFO

ACKNOWLEDGED AND AGREED BY BORROWER:

ALTIVA CORPORATION

By:	/s/ David Grant
Name:	David Grant
Title:	CFO